Exhibit 99.1

P.O. Box 3590 Honolulu, HI 96811-3590 Telephone (808) 544-0500

February 22, 2006

Neal K. Kanda
C/o David L. Fairbanks, Esq.
Davies Pacific Center
841 Bishop Street, Suite 600
Honolulu, Hawaii 96813

Re:          Retirement Agreement

Dear Neal:

This is your Retirement Agreement with Central Pacific Financial Corp., a Hawaii corporation, (the “Company”).

1.             Retirement

You have agreed to retire effective March 31, 2006, (your “Retirement Date”) when the position of Chief Operating Officer is eliminated. The Company wishes to retain you in your current position of President and Chief Operating Officer through your Retirement Date and to provide you with the benefits described in this Retirement Agreement, which include the benefits you are entitled to under the terms of your employment agreement dated September 9, 2004, (your “Employment Agreement”).

2.             SERP and other Benefits

If you perform your duties to the Company’s satisfaction through March 31, 2006, and sign the Release of Claims attached as Exhibit B to this Retirement Agreement (the “Release”), the Company will pay you the benefits outlined in this Section 2.

A.            The Company will pay you a supplemental employee retirement benefit (the “SERP Benefit”) in the amount of $293,182. The SERP Benefit will be paid to you in a single lump sum in 2007 on or before January 5, 2007. The SERP Benefit has been calculated as the present value of a supplemental employee retirement benefit of $45,162 per year commencing at your age 65 and payable in the form of a single-life annuity. The lump-sum value was calculated using a 7% discount rate and the 2001 Valuation Basic Table.

B.            The Company will pay you a single cash payment on May 1, 2006, equal to $310,995.46. This amount is shown on Exhibit A to this Retirement Agreement, which is incorporated herein by this reference, under the heading, “Cash Compensation During Remainder of Agreement Period”.

C.            The Company will pay you a single cash payment on October 1, 2006, equal to $965,242.50. This amount is a portion of the $1,414,192.50 shown on Exhibit A under “Cash Compensation,” and is part of the amount you are entitled to under your Employment Agreement.

D.            The Company will pay you an additional cash payment on October 1, 2006, equal to $175,906.39. This amount is shown on Exhibit A under the heading, “Long-Term Incentive Plan Benefit”. This amount compensates you for the equity components of the Long-Term Incentive Program (“LTIP”) (i.e., the performance shares and the stock appreciation right (“SAR”)) that were granted to you in 2005. The amount of the payment has been calculated based on (1) the assumed September 30, 2006, value of the performance shares earned in 2005, (2) a pro rata portion (258/365) of the assumed September 30, 2006, value of the performance shares that you would have earned in 2006 assuming “target” was achieved in 2006, (3) 50% of the assumed September 30, 2006, value of the performance shares that could have been earned in 2007 if you remained employed, assuming “target” was achieved in 2007, (4) the value of the appreciation in Company stock under the SAR granted in 2005, assuming an 8% annual increase in the price of Company stock from December 31, 2005, through September 30, 2006, and (5) a pro rata portion (258/365) of the assumed value of an SAR that would have been granted on March 15, 2006, based on the assumed appreciation in Company stock from March 15, 2006, through September 30, 2006, and assuming “target” was achieved in 2006.

E.             The Company will pay you a single cash payment in 2007 on or before January 5, 2007, equal to $448,950. This represents the balance of the $1,414,192.50 shown on Exhibit A under the heading, “Cash Compensation”. This amount is an additional year’s salary and target bonus that is being paid to you for your agreement to retire on the Retirement Date, your agreement to the non-competition provision in Section 6 below, and your execution of the Release attached as Exhibit B.

F.             You are entitled to the welfare and outplacement benefits listed as “Other Benefits” on Exhibit A.

G.            You have stock options outstanding from 2002 and 2003. In accordance with Section 8(b)(4) of your Employment Agreement, the options will become immediately exercisable on your Retirement Date and will remain exercisable for twelve (12) months thereafter.

H.            The Company will pay your reasonable legal and tax consulting fees in connection with the negotiation of this Agreement in an amount not to exceed $12,000.

3.             Effect of this Retirement Agreement on your Employment Agreement

The provisions of your Employment Agreement, including, without limitation, your non-competition and other obligations under Section 10 of your Employment Agreement and your confidentiality obligations with respect to “Proprietary Information,” as defined in Section 9 of your Employment Agreement, will continue in full force and effect except as provided in this Section 3.

A.            Under your Employment Agreement, you are entitled to benefits based on termination for “Good Reason,” as defined in the Employment Agreement, if the Company does not offer to renew your Employment Agreement on substantially identical terms before September 15, 2006. Since the Company has decided to eliminate the position of Chief Operating Officer and not to renew your Employment Agreement, you are entitled to the benefits under the Employment Agreement based on a “Good Reason” termination. The benefits described in Sections 2.A, 2.C, 2.D, 2.F, and 2.G above are in full satisfaction of the benefits owing to you under your Employment Agreement. The benefits described in Sections 2.B, 2.E, and 2.H above are in addition to the benefits provided under your Employment Agreement.

B.            This Retirement Agreement amends the timing of the payment of benefits under Section 8(g) of your Employment Agreement. In accordance with the requirements of Section 409A of the Internal Revenue Code, the distribution of the benefits provided under Section 8 of your Employment Agreement must be delayed until six months after your Retirement Date. It is for this reason that the benefits in Sections 2.C and 2.D above are delayed until October 1, 2006.

C.            This Retirement Agreement serves as the “Termination Notice” required under Section 7(e) of your Employment Agreement.

D.            The Release in Exhibit B to this Retirement Agreement replaces Exhibit A to your Employment Agreement. As a condition precedent to receiving the benefits under this Retirement Agreement, which includes the benefits you are entitled to under Section 8 of your Employment Agreement, you must sign the Release attached as Exhibit B to this Retirement Agreement on or after your Retirement Date. You will have twenty-one (21) days following your Retirement Date to read, consider, and consult with your attorney regarding the Release before signing it.

E.             This Retirement Agreement has no effect on your entitlement to retirement benefits under the Company’s two tax-qualified retirement plans, the Central Pacific Bank Defined Benefit Retirement Plan and the Central Pacific Bank 401(k) Retirement Savings Plan. Your rights under the tax-qualified retirement plans are governed solely by the tax-qualified plan documents.

4.             Life Insurance Policy

You are the owner of a life insurance policy issued in connection with a Company-sponsored insurance program in 1991. On April 22, 1991, you assigned the policy to the Company to secure the repayment of the Company’s premium payments. Under the collateral assignment document, the Company has the right to withdraw the cash value of the policy in the event you terminate employment for any reason prior to age 65. The current cash value of the policy is $129,595.39. Prior to My 30, 2002, the effective date of Section 402 of the Sarbanes-Oxley Act of 2002, the Company paid premiums on the policy in the amount of $119,973.54. You are hereby offered the option to purchase the Company’s interest in the policy by paying to the Company $ 129,595.39 on or before May 1, 2006. The payment may be made by reduction in the amount of the Company’s payment to you under Section 2.B above.

5.             Return of Company Property and Resignation from Positions.  On or prior to the Retirement Date, you:

a.             Will return to the Company any information you have about the Company’s practices, customers, strategies, procedures, or trade secrets, including, but not limited to, customer data, lists, and accounts, growth plans, business plans, and marketing strategies (collectively, the “Company Information”). You will not retain any copies of the Company Information in any form or medium.

b.             Will return any Company property you have, including keys, security access cards, TREO, credit card, and any other Company property or equipment.

c.             Will resign any positions you hold as a director, officer, or other management official of any Company affiliate or subsidiary, or as trustee or fiduciary of any Company benefit plan or trust, effective on your Retirement Date.

d.             Except as provided in Exhibit A and Section 2.B above, effective as of your Retirement Date, there will be no further automobile allowance or expense reimbursements, including, but not limited to, reimbursements for business and entertainment expenses, club membership expenses, cell-phone charges, or parking expenses.

6.            Non-Competition

In addition to your non-competition restrictions from September 15, 2004, through September 15, 2008, under Section 10 of your Employment Agreement, you have agreed as part of your retirement that you will not seek or accept any employment with any employer from April 1, 2006, through September 30, 2006. You have further agreed that from October 1, 2006, through March 31, 2007, you will not seek or accept any employment with any employer except as may be mutually agreed between the Company and you. Subject to your non-competition restrictions in Section 10 of your Employment Agreement, the Company agrees that it will not unreasonably withhold its consent to your employment with employers other than “Competitive Enterprises,” as defined in the Employment Agreement, after September 30, 2006. The benefits described in Sections 2.B and 2.E above are being paid to you, in part, for your agreement under this Section 6. You agree that, if you violate this Section 6, you will forfeit your right to the $448,950 under Section 2.E and will repay such amount to the Company if it has already been paid to you. This non-competition provision does not prevent you from serving on the board of any nonprofit organization.

7.             Effect of a Change in Control

If there is a “Change in Control,” as defined in the Change-in-Control Annex to your Employment Agreement, prior to your Retirement Date, this Retirement Agreement shall become null and void, and you will be entitled only to the benefits provided under your Employment Agreement.

8.             Death or Disability

If you separate from service prior to your Retirement Date because of death or “Disability,” as defined in Section 7(d)(l) of your Employment Agreement, you or your beneficiary will be entitled only to the benefits provided under your Employment Agreement, the LTIP grant documents, and the SERP Benefit under Section 2.A above. Any “Disability” benefits paid to you under your Employment Agreement will have to be delayed six months to comply with Section 409A of the Code.

9.             Enforcement of this Agreement.

The terms of this Retirement Agreement shall be governed by Section 13 of your Employment Agreement.

10.          General Provisions.

A.            Employment verification requests. Any inquiries regarding verification of your employment will be handled through Human Resources. Except as required by law, regulations, or court order, Human Resources will only release information confirming your dates of employment and position titles.

B.            Interpretation of this Agreement. In deciding any question about the parties’ intent in creating this Retirement Agreement, the following rules will be applied:

1.             If any provision of this Retirement Agreement is deemed to be unlawful, the provision will be deemed deleted from this Retirement Agreement, and the remainder of the Retirement Agreement will continue in effect.

2.             The Section headings and other guides in this Retirement Agreement are intended only to improve the readability of the Retirement Agreement and not to alter its substance.

3.             This Retirement Agreement is formed at Honolulu, Hawaii, and is to be interpreted and enforced under applicable federal and Hawaii state laws.

4.             This Retirement Agreement may only be amended in writing signed by both you and the Company.

5.             This Retirement Agreement is not intended to be and is not an admission of any fact or wrongdoing or liability by either of the parties.

C.            Taxation. You are responsible for all income taxes and the employee’s share of any employment taxes owing on the benefits described in Section 2 above. The Company will withhold from the benefits provided under this Retirement Agreement and from any other compensation owing to you all amounts required under applicable federal and state tax laws, including applicable income and employment tax withholding.

D.            Contingent on Board Approval. This Retirement Agreement is contingent on the approval of the Company’s board of directors.

E.             Independent Attorney Review. You are advised to consult with an independent attorney of your choice to review and advise you with respect to this Retirement Agreement, including the attached Release.

To accept this Retirement Agreement, please date, sign, and return it to the Company’s General Counsel. (An extra copy for your file is provided).

On behalf of the Company and its board of directors. I would like to thank you for your many years of devoted service to the Company, and I wish you and your family well in your retirement.

CENTRAL PACIFIC FINANCIAL CORP.

By:	/s/ Clint Arnoldus
Clint Arnoldus
Chief Executive Officer

I have read and understand the terms of this Retirement Agreement, and I voluntarily agree to them.

Dated:	2/14/06	/s/ Neal K. Kanda
Neal K. Kanda

EXHIBIT A

Compensation and Benefits for Neal Kanda

Employee:	Kanda, Neal K.
Job Title / Department:	President & Chief Operating Officer
Hire Date:	October 16, 1989
Last Working Day:	March 31, 2006
Years of Service at Termination:	16.5
Current Annual Salary:	$299,300.00
Current Monthly Salary:	$24,941.67

Cash Compensation*

In addition to the payment of normal final pro-rated salary, Mr. Kanda will receive the following:

Term date of 3/31/06
Three (3) Years of Current Salary:	$897,900.00
Three (3) Years of Target Bonus (50% of Salary):	$448,950.00
Pro-rated (3 months) 2006 Target Bonus:	$37,412.50
Payment in Lieu of Profit Sharing	$29,930.00
Total	$1,414,192.50

* subject to tax withholding

Cash Compensation During Remainder of Agreement Period*

Current Salary 4/1/06 to 9/15/06: 11 Pay Periods	$137,179.17
Accrued Bonus During 4/1/06 to 9/15/06: 11 Pay Periods	$68,589.58
Waialae Country Club ($195 monthly dues) & one time initiation fee	$46,752.50
Mid Pacific Country Club Monthly dues and quarterly food and beverage charges. ($380 monthly dues + $7.50 locker fee) + ($375 for 2 full quarters for food and beverage).	$15,568.75
Accrued Vacation as of 1/24/06 (plus period 4/1/06 to 9/15/06) 15 days carried over for 2005 plus 18.33 days for 2006 plus 3 floating holidays equals 36.33 days	$38,367.96
Auto Allowance from 4/1/06 to 9/15/06: 5.5 months	$3,850.00
Cellular Phone Allowance to Replace TREO from 4/1/06 to 9/15/06 at a rate of $125 a month: 5.5 months	$687.50
Total	$310,995.46

* subject to tax withholding

Long Term Incentive Plan Benefit*

Narrative of the Agreed Benefit	Value of Benefit
Cash value of performance shares granted under LTIP for 2005 and 2006 based on CPF performing at target	$89,399.73
50% of cash value of performance shares that could have been earned In 2007 based on CPF performing at target	$54,135.54
Cash value of SARs granted under LTIP for 2005 and 2006 based on CPF performing at target	$32,371.12
Total	$175,906.39

* subject to tax withholding

LTIP RATIONALE

1.  2005 and 2006 Performance Shares. Cash value of performance shares granted to N. Kanda under LTIP for 2005 based on CPF achieving a stock price of $38.07 (assumed CPF stock price on 9/30/06 based on an 8% annual increase from 12/31/05) x 1,141 performance shares (.26% above 2005 target of 1,138 shares) (1,141 x $38.07 = $43,437,87), plus 258/365 of the cash value of the performance shares granted to N.Kanda under LTIP for 2006 based on CPF achieving target factors for 2006 and CPF assumed stock price of $38.07 = 258/365 x 1,708 performance shares x $38.07 = $45,961.86, ($43,437.87 + $45,961.86 = $89,399.73).

2.  2007 Performance Shares. 50% of cash value of performance shares that could have been earned by N.Kanda in 2007 based on CPF performing at target (2,844 shares) x assumed stock price on 9/30/06 ($38.07) = 2,844 x $38.07 x .50 = $54,135.54.

3.  SARs. Cash value of SARs granted to N. Kanda under LTIP for 2005 based on CPF performing at .26% above target - 4922 SARs x $5.47 (CPF stock appreciation based on difference in price of stock on grant date ($32.60) and assumed price on 9/30/06 ($38.07)) = $26,923.34, plus 258/365 of the cash value of the SARs that would be granted to N. Kanda on 3/15/06 based on CPF performing at target - (258/365) x 4909 SARs x $1.57 (assumed increase in stock price from 3/15/06 through 9/30/06 based on an 8% increase from 12/31/05) = $5,447.78. ($26,923.34 + $5,447.78 = $32,371.12)

Other Benefits

Employee is eligible for two (2) years continued participation in the Company’s medical, dental, and group life insurance plans at Company’s expense (employee coverage only).

Benefit	Company Cost for Single Coverage: 4/01/06 thru 9/30/08
Medical (HMSA Preferred Provider Plan)	$7,186.30
Dental	$618.30
Group Life	$203.00
Estimated Total Benefit	$8,007.60

Employee is eligible for reimbursement of outplacement services received within one year of separation (up to $25,000)

Company Cost: 9/16/06 thru 9/15/07
Outplacement Services Total	$26,000.00

Supplemental Employee Retirement Benefit (subject to tax withholding)

Supplemental Employee Retirement Benefit as of 1/01/07	$293,182.00

ESTIMATED TOTAL VALUE OF COMPENSATION AND BENEFITS:	$2,227,283.95

2

EXHIBIT B
RELEASE OF CLAIMS

This is your RELEASE with Central Pacific Financial Corp., a Hawaii corporation, (the “Company”), and also with all of the Company’s affiliates and subsidiaries, to include, without limitation, Central Pacific Bank (collectively, the “Group”).

1.     Your Employment Agreement

This Release relates to your Employment Agreement with the Company (which includes your Terms Schedule) dated September 9, 2004, (your “Employment Agreement”) and your Retirement Agreement with the Company (which includes the Schedule of Benefits on Exhibit A) dated February 22, 2006, (your “Retirement Agreement”).

2.     Release of Claims

(a) Released Claims. In consideration of the payments and benefits described in your Retirement Agreement, which you acknowledge includes all benefits and other amounts and perquisites of any kind owing to you under your Employment Agreement, you hereby forever release and discharge the Company and its subsidiaries, affiliates, officers, directors, employees, agents, and their successors and assigns (the “Group Released Parties”) from any and all actions, causes of action, claims, allegations, rights, obligations, liabilities, or charges (collectively, “Claims”) that you may have or in the future claim to have had, whether known or unknown, related to any Employment Matter (as defined in your Employment Agreement). Without limitation, released Claims include (1) Claims for compensation, bonuses, or benefits, (2) Claims under any compensation plan or arrangement maintained by any member of the Group (including without limitation under the Company’s and/or Central Pacific Bank’s long-term executive incentive program or under any other contingent, performance-based plan or program of the Company and/or Central Pacific Bank), (3) Claims for wrongful, constructive, or unlawful discharge, (4) Claims for unlawful discrimination, (5) Claims for unlawful harassment or retaliation for asserting protected rights, (6) Claims related to whistleblowing, (7) Claims for emotional distress, defamation, negligence, misrepresentation, fraud, interference with business relations or economic advantage, unfair or deceptive trade practices, unlawful restraints on competition, infliction of emotional distress, breach of express or implied contract, promissory estoppel, assault, battery, pain and suffering, and loss of consortium, (8) Claims for punitive or exemplary damages, (9) Claims for violations of any of the following acts or laws: the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act of 1991, the Employee Retirement Income Security Act of 1974, the Sarbanes-Oxley Act, the Worker Adjustment Retraining and Notification Act, the Family Medical Leave Act, Hawaii’s Whistle Blowers Protection Act, Hawaii’s Employment Practices Law, Hawaii’s Payment of Wages Law, Hawaii’s Wage and Hour Law, Hawaii’s Temporary Disability Insurance Law, Hawaii’s Prepaid Health Care Act, Hawaii’s Dislocated Workers’ Act, Hawaii’s Occupational Safety and Health Law, and Hawaii’s Family Leave Law (including all amendments to any of these acts or laws), and (10) Claims for violations of any other federal, state, or municipal fair employment statutes or laws. This Release applies to all Claims asserted or which could have been asserted up to the date you sign this Release.

(b)      Exceptions. Notwithstanding Section 2(a), this Release shall not (1) limit in any way your ability to bring an action to enforce your rights under your Retirement Agreement or (2) release any claim for indemnification and continued liability coverage (under your Employment Agreement or otherwise).

(c)      Representations and Warranties. You represent and warrant that you have not, and as of the Effective Date (as defined in Section 4) will not have, filed any civil action, suit, arbitration, administrative charge, or legal proceeding against any Group Released Party nor have you assigned, pledged, or hypothecated as of the Effective Date any Claim to any person, and no other person has an interest in the claims that you are releasing herein.

(d)      No Relief for Released Claims. You agree that should any person or entity file or cause to be filed any civil action, suit, arbitration, or other legal proceeding seeking equitable or monetary relief concerning any Claim released by you, you will not seek or accept any personal relief from or as the result of the action, suit, arbitration, or proceeding.

3.     Your Understanding of this Release and Your Rights

You acknowledge and agree that you have read this Release in its entirety and that this Release releases known and unknown Claims, including, without limitation, rights and claims arising under the ADEA. You further acknowledge and agree that:

(a)   You are entering into this Release and releasing, waiving, and discharging rights or claims only in exchange for consideration which you are not already entitled to receive.

(b)   You have been advised, and are being advised by the terms of the Release, to consult with an attorney before executing this Release. You have been represented by David L, Fairbanks, Esq., of the firm Cronin Fried Sekiya Kekina & Fairbanks with respect to your Retirement Agreement and this Release.

(c)   You have been advised, and are being advised by the terms of this Release, that you have at least 21 days within which to consider this Release.

4.     Your Ability to Revoke this Release; Effective Date

You may revoke this Release within 7 days of signing (for any reason or no reason) by complying with the following sentence. To revoke this Release, you must deliver (or cause to be delivered) written notice of your revocation to the Company at 220 South King Street, Suite 870, Honolulu, Hawaii 96813, Attention: Patty Martin, Director of Human Resources, by no later than 5:00 p.m. Hawaii time of the seventh day following the date you sign this Release. If you revoke this Release in accordance with the preceding sentence, it will become null and void, and you will not be entitled to the benefits described in your Retirement Agreement or Employment Agreement. If you do not, this Release will become effective at such time (the “Effective Date”).

2

5.     Your Employment Agreement

All relevant provisions of your Employment Agreement will continue in full force and effect, including, without limitation, your obligations under Sections 9 and 10 of your Employment Agreement.

6.     Dispute Resolution

The terms of this Release shall be governed by Section 13 of your Employment Agreement.

7.     Savings Clause

This Release is intended to be enforced to the fullest extent permitted by law. Should any provision of this Release be deemed unlawful, void, or unenforceable, a court or arbitrator may excise the subject language from the Release, and the remaining provisions of this Release shall not be affected.

Accepted and Agreed:

Neal K. Kanda

Date:

[This signature page is the third and final page of Neal K. Kanda’s Release which relates to his Employment Agreement and Retirement Agreement with Central Pacific Financial Corp.]

3